SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___________)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

HORIZON BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (set forth the amount on which the filing fee is calculated and state how it was determined):
        4) Proposed maximum aggregate value of transaction:
        5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.:
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        4) Date Filed:

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2020
The following Notice of Change of Location relates to the Proxy Statement dated March 20, 2020 furnished to shareholders in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of Horizon Bancorp, Inc. to be held on Thursday, May 7, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 10, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2020
····
MOVE TO A VIRTUAL/WEB-BASED MEETING

April 10, 2020

Meeting Date: Thursday, May 7, 2020
Meeting Time: 10:00 a.m. (Central Time)
Meeting Access: Virtual/Web-Based Shareholder Meeting http://www.investorvote.com/hbnc

The 2020 Proxy Statement and the 2019 Annual Report to Shareholders are available at
http://www.investorvote.com/hbnc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) (“Horizon” or the “Company”) has implemented additional controls at its operations and offices to further protect the health and safety of its workforce, their families, and neighboring communities in response to the coronavirus (“COVID–19”) pandemic. In order to protect our shareholders, employees, and others and align with potential gathering and travel restrictions, we are changing the format of our 2020 Annual Meeting from an in–person to a virtual–only meeting.

Due to the emerging public held impact of COVID–19, the 2020 Annual Meeting of Shareholders will be held in a virtual–only meeting format, via live webcast, on Thursday, May 7, 2020, at 10:00 a.m. Central Time. You will not be able to attend the Annual Meeting in person. However, you will be able to participate in the Annual Meeting in the same way that you would have been able to participate at the in–person meeting.

Attending the Virtual Meeting as a Shareholder of Record

If you were a holder of record of common stock of Horizon at the close of business on March 6, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you may attend the meeting by accessing http://www.investorvote.com/hbnc and entering the 15–digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received. The meeting password will be available on the Meeting Center site once you enter your control number.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you were a beneficial holder of record of common stock of Horizon as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Horizon common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 1, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to http://www.investorvote.com/hbnc and enter your control number. The meeting password will be available on the Meeting Center site once you enter your control number.

Asking Questions

If you are attending the meeting as a shareholder of record or registered beneficial owner, questions can be submitted by accessing the Meeting Center at http://www.investorvote.com/hbnc, entering your control number and meeting password, and clicking on the message icon in the upper right hand corner of the page. To return to the main page, click the “i” icon at the top of the screen.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you already voted, no additional action is necessary.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.